Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Felicia Spagnoli	Justine Alonzo
Media Relations	Investor Relations
Color Kinetics Incorporated	Color Kinetics Incorporated
617-701-2292	617-701-2272
fspagnoli@colorkinetics.com	jalonzo@colorkinetics.com

COLOR KINETICS REPORTS RECORD REVENUES FOR FIRST QUARTER 2005

First quarter revenues increase 40% year-over-year to $11.5 million

Boston, MA — April 27, 2005 — Color Kinetics Incorporated (NASDAQ: CLRK), a pioneer of intelligent solid-state lighting systems and technologies, today announced its results of operations for the first quarter of 2005. Revenues for the quarter were a record $11.5 million, an increase of 40% from the $8.2 million reported in the first quarter of 2004. Net income for the first quarter increased to $672,000 from the $330,000 reported in the first quarter of 2004. On a per share basis, earnings for the first quarter were $0.03 per diluted share, compared to $0.02 per diluted share for the first quarter of 2004 on a non-GAAP basis. On a per share GAAP basis, earnings for the first quarter were $0.03 per diluted share, compared to $0.06 per diluted share for the corresponding period in 2004. Non-GAAP earnings per share for the first quarter of 2004 is calculated as if 12.9 million shares from our initial public offering and related conversion of outstanding redeemable preferred stock in June 2004 had been outstanding for the entire first quarter of 2004. Please see table at the bottom of the condensed consolidated statements of income for a reconciliation of the non-GAAP and GAAP diluted earnings per share.

“We are pleased to start the year with another quarter of excellent results, reflecting a broad customer base in diverse and growing markets, as well as the accelerating adoption of intelligent solid-state lighting worldwide,” said George Mueller, Chairman and CEO. “This achievement reflects Color Kinetics’ ability to deliver strong operational results both domestically and internationally, fueled by continued market, technology, and intellectual property leadership.”

“Our first quarter results were driven by strong revenues from both our Lighting Systems and OEM & Licensing business units, including a record performance in International Sales and notable gains in overall gross margins,” said Bill Sims, President and COO. “We believe our first quarter performance demonstrates the returns of our strategic investments across engineering, product development, and sales and channel expansion, as well as our timely execution on key initiatives. We expect this momentum to carry well into 2005 and beyond.”

Highlights from the first quarter include:

•	Record international revenues, with demonstrable traction in Asia Pacific and the highest revenues to date from Europe.

•	Favorable market response to the IntelliWhite™ series, Color Kinetics’ first-of-its-kind line of intelligent white solid-state lighting solutions.

•	Major OEM product line expansion with eight new offerings delivered, facilitating cross-industry adoption of intelligent solid-state lighting.

•	Four OEM and licensing agreements signed, reflecting a diverse range of new and existing markets for Color Kinetics’ technology.

•	The issuance of the company’s third patent relating to intelligent solid-state pool and spa lights, broadening the company’s protection in those markets.

•	Continued industry recognition with four awards for product excellence.

For the second quarter of 2005, the company currently targets revenues in the range of $12.4 million to $12.9 million with earnings of $0.03 to $0.05 per diluted share.

Color Kinetics will host a conference call to review its first quarter results after the close of market today. The conference call may be accessed by dial-in number or via the Internet as follows:

Wednesday, April 27 at 5:00 pm ET
Domestic dial-in number: 800-638-5439
International dial-in number: 617-614-3945
Passcode: 22391492
Webcast: http://phx.corporate-ir.net/phoenix.zhtml?c=178448&p=irol-irhome

A dial-in replay of the conference call will be available from 7:00 pm ET today through May 4 at 888-286-8010 (domestic), 617-801-6888 (international), passcode: 82726574. The webcast will be archived and available for one year via the Investor Relations section of Color Kinetics’ website.

About Color Kinetics

Color Kinetics Incorporated (NASDAQ: CLRK) is a pioneer in the design, marketing and licensing of intelligent solid-state lighting systems and technologies. The company’s award-winning line of products applies the practical and aesthetic benefits of LEDs to transcend the limits of traditional light sources for use in high-performance lighting and OEM and licensing applications. Its products and technologies leverage a patented layer of digital intelligence, called Chromacore®, to generate and control millions of colors and dynamic lighting effects. Color Kinetics holds 38 patents and has over 130 patent applications pending that apply to many aspects of solid-state lighting technology. Founded in 1997, the company is headquartered in Boston, MA with offices in the UK, China, and a joint venture in Japan. More information can be found at www.colorkinetics.com.

# # #

©2005 Color Kinetics Incorporated. All rights reserved. Chromacore, Color Kinetics, and the Color Kinetics logo are registered trademarks and IntelliWhite is a trademark of Color Kinetics Incorporated. All other trademarks mentioned are the property of their respective owners.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Color Kinetics Incorporated’s business that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these statements involve risks and uncertainties, are only predictions and may differ materially from actual future events and results. For a discussion of such risks and uncertainties, see “Risk Factors” in the Company’s Registration Statement on Form S-1, File Number 333-114386, and in its Annual Report on Form 10-K for the Twelve Months Ended December 31, 2004, each as filed with the Securities and Exchange Commission.

Color Kinetics Incorporated
Condensed Consolidated Statements of Income (Unaudited)
(In thousands, except per share data)

	Three Months Ended March 31,
	2005	2004
REVENUES:
Lighting systems (1)	$9,639	$6,758
OEM and licensing	1,877	1,459

Total revenues	11,516	8,217
COST OF REVENUES:
Lighting systems	4,643	3,366
OEM and licensing	901	682

Total cost of revenues	5,544	4,048

GROSS PROFIT	5,972	4,169

OPERATING EXPENSES:
Selling and marketing	2,420	1,828
Research and development	1,032	800
General and administrative (2)	2,227	1,375

Total operating expenses	5,679	4,003
INCOME FROM OPERATIONS	293	166
INTEREST INCOME	339	31
EQUITY IN EARNINGS OF JOINT VENTURE	40	133

NET INCOME	$672	$330

EARNINGS PER SHARE:
Basic	$0.04	$0.12
Diluted	$0.03	$0.06

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	17,959	2,804
Diluted	19,531	5,191

NON-GAAP DILUTED EARNINGS PER SHARE (3):
Diluted Earnings Per Share:		$0.02
Weighted Average Shares Outstanding:		18,092

	Three Months Ended March 31,
	2005	2004

(1) Includes revenues from a related party of	$1,265	$880

(2) Includes stock-based compensation of	$8	$61

(3) RECONCILIATION OF NON-GAAP AND GAAP WEIGHTED AVERAGE SHARES OUTSTANDING FOR DILUTED EARNINGS PER SHARE PURPOSES FOR THE THREE MONTHS ENDED MARCH 31, 2004 (a):
Weighted average shares outstanding for diluted purposes — Non-GAAP		18,092
Issuance of common stock in connection with initial public offering		(4,000)
Conversion of redeemable convertible preferred stock into common stock		(8,901)

Weighted average shares outstanding for diluted purposes — GAAP		5,191

(a) Non-GAAP diluted earnings per share for the three months ended March 31, 2004 is stated on a pro forma basis and is calculated based on GAAP net income for the period and Non-GAAP weighted average shares outstanding determined as if shares of common stock issued in connection with our initial public offering (“IPO”) in June 2004, together with the conversion of redeemable convertible preferred stock to common stock also issued in connection with our IPO, were outstanding for the entire three months ended March 31, 2004.

Color Kinetics Incorporated
Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	March 31,	December 31,
	2005	2004
ASSETS	(Unaudited)

CURRENT ASSETS:
Cash and equivalents (4)	$20,121	$26,198
Investments (4)	32,770	29,022
Restricted cash	331	604
Accounts receivable, net of allowance for doubtful accounts of approximately $461 and $429 in 2005 and 2004, respectively	5,882	5,346
Accounts receivable from related parties	116	31
Inventory	6,971	4,730
Prepaid expenses and other current assets	1,593	1,572

Total current assets	67,784	67,503
PROPERTY AND EQUIPMENT—net	1,189	1,147
INVESTMENT IN JOINT VENTURE	620	557
RESTRICTED CASH—Long-term portion	1,000	1,000

TOTAL ASSETS	$70,593	$70,207

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,946	$1,681
Accounts payable to related party	41	48
Accrued expenses	1,354	1,458
Accrued compensation	903	1,731
Accrued restructuring	400	405
Accrued warranty	731	860
Deferred revenue	441	379

Total current liabilities	5,816	6,562

ACCRUED RESTRUCTURING	532	628

COMMITMENTS AND CONTINGENCIES STOCKHOLDERS’ EQUITY:
Common stock, $0.001 par value	18	18
Additional paid-in capital	97,654	97,059
Accumulated other comprehensive loss	(161)	(122)
Accumulated deficit	(33,266)	(33,938)

Total stockholders’ equity	64,245	63,017

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$70,593	$70,207

(4)	The balances of cash and equivalents and investments at December 31, 2004 have been reclassified from amounts previously reported in our Form 10-K for the year ended December 31, 2004. A total of $3.0 million was reduced from cash and equivalents and added to investments at December 31, 2004 to conform to recent SEC guidance concerning certain types of investments.

Color Kinetics Incorporated
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended March 31,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$672	$330
Adjustments to reconcile net income to cash from operating activities:
Depreciation and amortization	228	182
Loss on disposal of property and equipment	3	—
Stock-based compensation	8	61
Equity in earnings of joint venture	(40)	(133)
Changes in assets and liabilities:
Accounts receivable	(621)	(463)
Inventory	(2,241)	371
Prepaid expenses and other current assets	(21)	(653)
Restricted cash	273	145
Accounts payable	258	110
Accrued expenses	(1,061)	(262)
Deferred revenue	62	190
Accrued restructuring	(101)	(114)

Cash flows from operating activities	(2,581)	(236)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of investments	(3,810)	—
Purchase of property and equipment	(273)	(143)

Cash flows from investing activities	(4,083)	(143)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the exercise of stock options	434	—
Proceeds from issuance of redeemable convertible preferred stock — net of issuance costs	—	13,003
Proceeds from issuance of common stock	153	—

Cash flows from financing activities	587	13,003

EFFECT OF EXCHANGE RATE CHANGES ON CASH	—	—

INCREASE (DECREASE) IN CASH AND EQUIVALENTS	(6,077)	12,624
CASH AND EQUIVALENTS—Beginning of period	26,198	5,686

CASH AND EQUIVALENTS—End of period	$20,121	$18,310